Workhorse Group Reports First Quarter 2022 Results

CINCINNATI, May 10, 2022 (GLOBE NEWSWIRE) – Workhorse Group Inc. (Nasdaq: WKHS) (“Workhorse” or “the Company”) an American technology company focused on providing sustainable and cost-effective drone-integrated electric vehicles to the last-mile delivery sector, today reported financial results for the first quarter ended March 31, 2022.

Management Commentary

“We are making progress on our strategic priorities, including moving forward with our revised product portfolio roadmap,” said Workhorse CEO Rick Dauch. “During the first quarter, we continued building out our team with highly experienced executives and strengthening our operational, supply chain and technical capabilities. We also completed our deleveraging transaction that provides us financial flexibility to execute on our manufacturing plans. We are confident in the foundation we are putting in place to deliver electric vehicles our customers want and in turn, deliver long-term shareholder value.”

First Quarter 2022 and Recent Operational Highlights:

Workhorse delivered on its stated priorities from the first quarter by enhancing its team and strengthening its financial and operational position in the following key areas:

•Hired talented executives to oversee critical roles within the Company, including:
◦Hired a Chief Information Officer with more than 35 years of supply chain and IT leadership experience in the automotive industry at leading OEMs and Tier 1 suppliers.
◦Hired a new attorney as Corporate Counsel who brings 5-plus years of business and commercial law experience.
◦Hired a Director of Quality with 35-plus years of quality systems experience at large OEMs, including within powertrain, assembly and Supplier Quality and Development.
◦Hired a Director of Production Control and Logistics with more than 25 years of supply chain & LEAN systems experience at Tier 1 auto suppliers.

•Completed the consolidation and relocation of the Company’s headquarters to Sharonville, Ohio. Bringing together the Company’s leadership and advanced technology teams has already improved efficiencies and teamwork across functions of the organization.

•Recently opened a new technical design and testing center in Wixom, Michigan to expand and enhance design, engineering and testing capabilities. Workhorse hired additional experienced engineers with automotive, controls and EV propulsion systems experience.

•Made significant progress transforming Workhorse’s Union City plant to become a world class manufacturing center with the goal of starting production in the facility in Q3 2022.

•Entered into previously announced deleveraging transaction with High Trail Capital to exchange outstanding notes for Workhorse’s common stock, eliminating the remaining debt on Workhorse’s balance sheet.

Executing Revised Strategic Product Roadmap

Workhorse is on track to execute its revised strategic product roadmap to deliver its electric vehicle delivery offerings through a multi-faceted approach across four electric vehicle platforms:

•C1000: All FMVSS changes have been finalized and released. Front suspension design and vehicle bill of materials are completed. The Company is on track to return vehicles to service starting in August of this year and repair 161 previously manufactured vehicles produced to date by year-end. Workhorse will also manufacture 50-75 additional C1000’s by year-end from inventory on hand. The Company will then retire the model, ending production of new vehicles while continuing to provide service and parts to customers with vehicles that are on the road.

•W750/W4CC: The Company expects to start production of these Class 4 delivery vehicles in Q3 2022. Both the step van and cab chassis configuration versions will have demonstration vehicles displayed at the Advanced Clean Transportation Expo in Long Beach, CA from May 9-13, 2022. Workhorse has already received its first purchase orders for this vehicle family, with both offerings having successfully achieved California HVIP approval.

•W56: Workhorse continues to meet all timing milestones for the beginning of production for this vehicle serving the Class 5 and 6 delivery van and truck market segments. The Company expects to start production in Q3 2023. Sourcing decisions and contract commitments are already in place for more than 50% of the platform bill of materials.

•W34: The Company continues to expect the beginning of production for the new Class 3-4 vehicle in 2024.

Additionally, Workhorse has entered into a multi-year referral agreement with ChargePoint, the largest network of electric vehicle charging stations, throughout the U.S. and Canada. This agreement is designed to support customers by facilitating charging infrastructure requirements and providing various hardware and software capabilities and options.

Progress in Aerospace Technology

Workhorse continues to invest in its drone operations and secure key partnerships, including:

•Finalizing development and testing phase for market segment-leading payload and range capabilities.

•Pursuing additional grants and contracts with the U.S. Department of Agriculture (“USDA”) to provide monitoring, data procurement and analytics as part of demonstration projects. These efforts follow the grants the Company obtained from the USDA in Q4 2021.

•Through a dedicated development effort, Workhorse has designed an in-house, market-leading winch with 99.1% testing success rate. Extensive field testing continues.

•Currently operating in North Dakota and Mississippi to support government programs.

First Quarter 2022 Financial Results

Sales, net of returns and allowances, for the first quarter of 2022 were recorded at $14.3 thousand compared to $521.1 thousand in the same period last year. The decrease in sales was primarily related to a decrease in volume of truck sales.

Cost of sales decreased to $3.9 million from $6.2 million in the same period last year. The decrease in cost of sales was primarily due to a decrease in volume of truck sales and costs associated with the initial production of the C-Series vehicle platform.

Selling, general and administrative (“SG&A”) expenses increased to $11.9 million from $6.9 million in the same period last year. The increase in SG&A expenses was primarily due to an increase of $2.9 million in employee and labor related expenses from increased headcount and the appointments of the new executive leadership team. Additionally, there was a $2.1 million increase in professional services related to legal expenses. The increases were partially offset by a $1.4 million decrease in consulting fees due to the Company's initiative to reduce reliance on external resources by hiring internal resources.

Research and development (“R&D”) expenses were nearly unchanged at $4.0 million compared to $3.9 million in the same period last year.

Net interest expense was $2.2 million compared to $14.9 million of interest income in the same period last year. The change in net interest expense (income) was primarily driven by a $0.4 million increase in fair value of convertible notes during the three months ended March 31, 2022, as compared to a $(15.5) million decrease in fair value of the notes during the three months ended March 31, 2021. Additionally, the Company recognized a gain on the forgiveness of its prior PPP Term Note during the three months ended March 31, 2021, which was non-recurring during the current period.

Other loss was zero compared to $136.6 million in the same period last year. The loss in the prior period was primarily related to unfavorable changes in fair value of the Company’s prior investment in Lordstown Motors Corporation (“LMC”), which was sold entirely in Q3 2021.

Net loss was $(22.1) million compared to net loss of $(120.5) million in the same period last year. Loss from operations for the first quarter was $(19.8) million compared to $(16.5) million in the same period last year.

As of March 31, 2022, the Company had approximately $167.0 million in cash and cash equivalents.

2022 Guidance

Workhorse is reaffirming its commitment to manufacture and sell at least 250 vehicles in 2022, assuming current supply chain visibility remains unchanged, and to generate at least $25 million in revenue.

“The Workhorse team delivered a solid quarter of execution to start the year. By adding talent into our workforce, further strengthening our balance sheet and making progress on our clear plan to ramp up production, we are on track to achieve our annual outlook,” said Workhorse CFO Bob Ginnan.

Conference Call

Workhorse management will hold a conference call today (May 10, 2022) at 10:00 a.m. Eastern time (7:00 a.m. Pacific time) to discuss these results and answer related questions.

U.S. dial-in: 877-407-8289
International dial-in: 201-689-8341

The conference call will be broadcast live and available for replay here and via the Investor Relations section of Workhorse's website: https://ir.workhorse.com/.

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the Investor Relations section of Workhorse's website.

A telephonic replay of the conference call will be available after 1:00 p.m. Eastern time on the same day through May 17, 2022.

Toll-free replay number: 877-660-6853
International replay number: 201-612-7415
Replay ID: 13729472

About Workhorse Group Inc.
Workhorse is a technology company focused on providing drone-integrated electric vehicles to the last-mile delivery sector. As an American original equipment manufacturer, we design and build high performance, battery-electric vehicles including trucks and aircraft. Workhorse also develops cloud-based, real-time telematics performance monitoring systems that are fully integrated with our vehicles and enable fleet operators to optimize energy and route efficiency. All Workhorse vehicles are designed to make the movement of people and goods more efficient and less harmful to the environment. For additional information visit workhorse.com.

Forward-Looking Statements

This press release contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. When used herein, the words “anticipate”, “expect”, “plan”, “believe”, “seek”, “estimate” and similar expressions are intended to identify forward-looking statements. These are statements that relate to future periods and include, but are not limited to, statements about the features, benefits and performance of our products, our ability to introduce new product offerings and increase revenue from existing products, expected expenses including those related to selling and marketing, product development and general and administrative, our beliefs regarding the health and growth of the market for our products, anticipated increase in our customer base, expansion of our products functionalities, expected revenue levels and sources of revenue, expected impact, if any, of legal proceedings, the adequacy of liquidity and capital resource, and expected growth in business. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ materially include, but are not limited to: our ability to develop and manufacture our new product portfolio, including the recently announced W750, W56 and W34 platforms; our ability to attract and retain customers for our existing and new products; risks associated with obtaining orders and executing upon such orders; supply chain disruptions, including constraints on steel and semiconductors and resulting increases in costs impacting our company, our customers, our suppliers or the industry; our ability to implement modifications to vehicles to achieve compliance with Federal Motor Vehicle Safety Standards and to meet customer demands with respect to the C-1000s; the results of our ongoing review of the Company’s business and go-forward operating and commercial plans; our ability to capitalize on opportunities to deliver products to meet customer requirements; our limited operations and need to expand and enhance elements of our production process to fulfill product orders; the ability to protect our intellectual property; negative impacts stemming from the continuing COVID-19 pandemic; market acceptance for our products; our ability to control our expenses; potential competition, including without limitation shifts in technology; global and local business conditions; acts of war (including without limitation the conflict in Ukraine) and/or terrorism; the prices being charged by our competitors; our inability to retain key members of our management team; our inability to raise additional capital to fund our operations and business plan; our inability to satisfy covenants in our financing agreements; our inability to maintain our listing of our securities on the Nasdaq Capital Market; our inability to satisfy our customer warranty claims; the outcome of any regulatory proceedings; our liquidity and other risks and uncertainties and other factors discussed from time to time in our filings with the Securities and Exchange Commission (“SEC”), including our annual report on Form 10-K filed with the SEC. Forward-looking statements speak only as of the date hereof. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Media Contact:
Aaron Palash / Greg Klassen
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

Investor Relations Contact:
Matt Glover and Tom Colton
Gateway Investor Relations
949-574-3860
WKHS@gatewayir.com

Workhorse Group Inc.
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Workhorse Group Inc.
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